Exhibit 4-8

                              DECLARATION OF TRUST
                                       OF
                           PECO ENERGY CAPITAL TRUST V

            THIS DECLARATION OF TRUST (this "Declaration"), dated and effective as of May 8, 2003, by the undersigned trustees (together with all other Persons from time to time duly appointed and serving as trustees in accordance with the provisions of this Declaration, the "Trustees"), PECO Energy Company, a Pennsylvania corporation, as trust sponsor (the "Sponsor"), and by the holders, from time to time, of undivided beneficial interests in the Trust to be issued pursuant to this Declaration;

                              W I T N E S S E T H:

            WHEREAS, the parties hereto desire to establish a trust (the "Trust") pursuant to the Delaware Statutory Trust Act for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in certain Debt Securities (as hereinafter defined) of the Debt Issuer (as hereinafter defined);

            NOW, THEREFORE, it being the intention of the parties hereto that the Trust constitute a statutory trust under the Delaware Statutory Trust Act and that this Declaration constitute the governing instrument of such statutory trust, the Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the securities representing undivided beneficial interests in the assets of the Trust issued hereunder, subject to the provisions of this Declaration.

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

            SECTION 1.1. Definitions. Capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1. A term defined anywhere in this Declaration has the same meaning throughout.

            "Administrative Trustee" means any Trustee other than the Delaware Trustee, acting in its capacity as Delaware Trustee.

            "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

            "Business Day" means any day other than a day on which banking institutions in New York, New York are authorized or required by law to close.

            "Certificate" means a Common Security Certificate or a Preferred Security Certificate.

            "Common Security" means a security representing an undivided beneficial interest in the assets of the Trust with such terms as may be set out in any amendment to this Declaration.

            "Common Security Certificate" means a certificate representing a Common Security.

            "Covered Person" means any officer, director, shareholder, partner, member, representative, employee or agent of the Trust or its Affiliates.




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            "Debt Issuer" means PECO Energy Company, a Pennsylvania corporation, in its capacity as the issuer of the Debt Securities.

            "Debt Securities" means the series of Debt Securities to be issued by the Debt Issuer.

            "Delaware Trustee" has the meaning set forth in Section 3.1.

            "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

            "Holder" means the Person in whose name a Certificate representing a Security is registered.

            "Indemnified Person" means any Trustee, any Affiliate of any Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Trustee, or any employee or agent of the Trust or its Affiliates.

            "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

            "Preferred Security" means a security representing an undivided beneficial interest in the assets of the Trust with such terms as may be set out in any amendment to this Declaration.

            "Preferred Security Certificate" means a certificate representing a Preferred Security.

            "Securities" mean the Common Securities and the Preferred
Securities.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Sponsor" means PECO Energy Company, a Pennsylvania corporation, in its capacity as sponsor of the Trust.

            "Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Sections 3801 et seq., as the same may be amended from time to time.

            "Trustee" or "Trustees" means each Person who has signed this Declaration as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

            SECTION 1.2. Interpretation. Each definition in this Declaration includes the singular and the plural, and references to the neuter gender include the masculine and feminine where appropriate. Terms which relate to accounting matters shall be interpreted in accordance with generally accepted accounting principles in effect from time to time. References to any statute mean such statute as amended at the time and include any successor legislation. The word "or" is not exclusive, and the words "herein," "hereof" and "hereunder" refer to this Declaration as a whole. The headings to the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this Declaration. References to Articles, Sections and Exhibits mean the Articles, Sections and Exhibits of this Declaration. The Exhibits are hereby incorporated by reference into, and shall be deemed a part of, this Declaration.



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                                   ARTICLE II

                                  ORGANIZATION

            SECTION 2.1. Name. The Trust created by this Declaration is named "PECO Energy Capital Trust V." The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Administrative Trustees.

            SECTION 2.2. Office. The address of the principal office of the Trust is c/o PECO Energy Company, 2301 Market Street, Philadelphia, Pennsylvania 19101. At any time, the Administrative Trustees may designate another principal office.

            SECTION 2.3. Purpose. The exclusive purposes and functions of the Trust are (a) to issue and sell Securities and use the proceeds from such sale to acquire the Debt Securities and (b) except as otherwise limited herein, to engage in only those other activities necessary, or incidental thereto. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments or pledge any of its assets.

            SECTION 2.4. Authority. Subject to the limitations provided in this Declaration, the Administrative Trustees shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by the Administrative Trustees in accordance with their powers shall constitute the act of, and serve to bind, the Trust. In dealing with the Administrative Trustees acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Administrative Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Administrative Trustees as set forth in this Declaration.

            SECTION 2.5. Powers of the Administrative Trustees. The Administrative Trustees shall have the exclusive power and authority to cause the Trust to engage in the following activities:

            (a) to issue and sell the Preferred Securities and the Common Securities in accordance with this Declaration; provided, however, that the Trust may issue no more than one series of Preferred Securities and no more than one series of Common Securities, and, provided further, there shall be no interests in the Trust other than the Securities;

            (b) in connection with the issue and sale of the Preferred Securities, at the direction of the Sponsor, to:

                  (i) execute and file with the Securities and Exchange Commission a registration statement on Form S-3 prepared by the Sponsor in relation to the Preferred Securities, including any amendments thereto prepared by the Sponsor;

                  (ii) determine the states in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and to take any and all such acts as they deem necessary or advisable to comply with the applicable laws of any of those states;

                  (iii) execute and file an application prepared by the Sponsor to the New York Stock Exchange, Inc. or any other national stock exchange or the NASDAQ Stock Market's National Market for listing upon notice of issuance of any Preferred Securities; and

                  (iv) execute and file with the Securities and Exchange Commission a registration statement on Form 8-A prepared by the Sponsor relating to the registration of the Preferred Securities under Section 12(b) of the Exchange Act, including any amendments thereto;



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            (c) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and provide for reasonable compensation for such services;

            (d) to incur expenses which are necessary or incidental to carry on any of the purposes of this Declaration;

            (e) to negotiate the terms of, and enter into, an underwriting agreement with one or more underwriters with respect to the sale of the Preferred Securities of the Trust; and

            (f) to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing.

            SECTION 2.6. Filing of Certificate of Trust. On or after the date of execution of this Declaration, the Trustees shall cause the Certificate of Trust for the Trust in the form attached hereto as Exhibit A to be filed with the Secretary of State of the State of Delaware.

            SECTION 2.7. Duration of Trust. The Trust, absent dissolution pursuant to the provisions of Section 5.2, shall have existence for thirty years from the date hereof.

                                   ARTICLE III

                                    TRUSTEES

            SECTION 3.1. Trustees. The number of Trustees shall initially be two, and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor. The Sponsor is entitled to appoint or remove without cause any Trustee at any time; provided, that the number of Trustees shall in no event be less than three; and provided further that one Trustee, in the case of a natural person, shall be a person who is a resident of the State of Delaware or which, if not a natural person, has its principal place of business in the State of Delaware (the "Delaware Trustee"). Any Trustee may resign upon the giving of thirty (30) days prior written notice to the Sponsor.

            Except as expressly set forth in this Declaration, any power of the Administrative Trustees may be exercised by, or with the consent of, a majority of the Administrative Trustees; provided that if there is only one Administrative Trustee, all powers of the Administrative Trustees shall be exercised by such one Administrative Trustee.

            The initial Administrative Trustee shall be:

                  J. Barry Mitchell, Vice President and Treasurer of PECO Energy Company

            The initial Delaware Trustee shall be:

                  Wachovia Trust Company, National Association
                  One Rodney Square
                  920 King Street, Suite 102
                  Wilmington, DE  19801
                  Attn:  Rita Marie Ritrovato, Trust Officer



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            SECTION 3.2. Delaware Trustee. Notwithstanding any other provisions of this Declaration, the Delaware Trustee, in its capacity as Delaware Trustee, shall not be entitled to exercise any of the powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Administrative Trustees described in this Declaration. The Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Trust Act.

            SECTION 3.3. Execution of Documents. (a) Any one of the Administrative Trustees is each authorized to execute on behalf of the Trust any documents that the Administrative Trustees have the power and authority to cause the Trust to execute pursuant to Section 2.5.

            (b) The Administrative Trustees may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 their power for the purposes of signing any documents which the Administrative Trustees have power and authority to cause the Trust to execute pursuant to
Section 2.5.

                                   ARTICLE IV

                           LIMITATION OF LIABILITY OF
                    HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

            SECTION 4.1. Exculpation. (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

            (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Holders might properly be paid.

            SECTION 4.2. Fiduciary Duty. (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

            (b) Unless otherwise expressly provide herein:

                  (i) whenever a conflict or interest exists or arises between an Indemnified Person and a Covered Person, or



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                 (ii) whenever this Declaration or any other agreement
contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder,

         then the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

            (c) Whenever in this Declaration an Indemnified Person is permitted or required to make a decision:

                  (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interest and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Trust or any other Person; or

                  (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

            SECTION 4.3 Indemnification. (a) To the fullest extent permitted by applicable law, the Sponsor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions.

            (b) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Sponsor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Sponsor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 4.3(a).

            (c) The provisions of this Section shall survive the termination of this Declaration and the Trust or the earlier resignation or removal of the Indemnified Persons.

            SECTION 4.4. Other Businesses. Any Covered Person, the Sponsor and the Delaware Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered Person, the Sponsor or the Delaware Trustee shall be obligated to present any particular investment or other opportunity to the Trust


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even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor and the Delaware Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person and the Delaware Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act on any committee or body of holders of securities or other obligations of the Sponsor or its Affiliates.

                                    ARTICLE V

                     AMENDMENTS, TERMINATION, MISCELLANEOUS

            SECTION 5.1. Amendments. At any time before the issue of any Securities, this Declaration may be amended by, and only by, a written instrument executed by a majority of the Administrative Trustees, the Delaware Trustee and the Sponsor.

            SECTION 5.2  Termination of Trust.  (a)  The Trust shall dissolve:

                  (i) upon the bankruptcy of the Sponsor;

                  (ii) upon the filing of a certificate of dissolution or its equivalent with respect to the Sponsor or the revocation of the Sponsor's charter;

                  (iii) upon the entry of a decree of judicial dissolution of the Sponsor or the Trust; or

                  (iv) before the issue of any Securities, with the consent of at least a majority of the Administrative Trustees and the Sponsor.

            (b) Notwithstanding the foregoing, the Trust shall dissolve unless the Trust issues Securities within one year after the date hereof. Upon dissolution, the Delaware Trustee shall apply any funds deposited with it to reimburse the Delaware Trustee for any filing fees or other expenses in connection with the termination of the Trust. Any remaining funds shall, after payment of any other expenses of the Trust, be returned to the Sponsor.

            (c) As soon as is practicable after the occurrence of an event referred to in Section 5.2(a) or (b), the Trustees shall execute and the Delaware Trustee shall file a certificate of cancellation with the Secretary of State of the State of Delaware. Thereupon, the Trust shall terminate and this Declaration shall be of no further force or effect (except Section 4.3, which shall survive).

            SECTION 5.3. Governing Law. This Declaration and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

            SECTION 5.4. Successors and Assigns. Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

            SECTION 5.5. Partial Enforceability. If any provisions of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.


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            SECTION 5.6. Counterparts. This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.











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         IN WITNESS WHEREOF, the undersigned have caused this Declaration of
Trust of PECO Energy Capital Trust V to be executed as of the day and year first above written.



                                /s/  J. Barry Mitchell
                                ------------------------------------------------
                                Name:  J. Barry Mitchell, as Administrative
                                        Trustee
                                Title:  Vice President and Treasurer of PECO
                                        Energy Company



                                WACHOVIA TRUST COMPANY, NATIONAL
                                ASSOCIATION, as Trustee


                                By:      /s/  Rita Marie Ritrovato
                                         ---------------------------------------
                                         Name:  Rita Marie Ritrovato
                                         Title:  Trust Officer


                                SPONSOR:

                                PECO ENERGY COMPANY, as Sponsor


                                By:      /s/  Todd D. Cutler
                                         ---------------------------------------
                                Name:  Todd D. Cutler, Esq.
                                Title:  Assistant Corporate Secretary and
                                          Assistant General Counsel



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                                    EXHIBIT A

                              CERTIFICATE OF TRUST
                                       OF
                           PECO ENERGY CAPITAL TRUST V

            The undersigned, the trustees of PECO Energy Capital Trust V, desiring to form a statutory trust pursuant to Delaware Statutory Trust Act, 12 Del. C. Section 3801 et seq., hereby certify as follows:

            1. Name. The name of the trust (the "Trust") formed hereby is PECO Energy Capital Trust V.

            2. Delaware Trustee. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:


                                Wachovia Trust Company, National Association
                                One Rodney Square
                                920 King Street, Suite 102
                                Wilmington, DE 19801
                                Attn:  Rita Marie Ritrovato, Trust Officer


            3. Effective Date. This Certificate of Trust shall be effective upon filing.

            IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust as of May 9, 2003.



                                /s/  J. Barry Mitchell
                                ------------------------------------------------
                                J. Barry Mitchell, as Administrative Trustee



                                WACHOVIA TRUST COMPANY, NATIONAL
                                ASSOCIATION, as Trustee


                                By:      /s/  Rita Marie Ritrovato
                                         ---------------------------------------
                                         Name:  Rita Marie Ritrovato
                                         Title:  Trust Officer